Exhibit 10.1

THIS AGREEMENT DATED THIS 1st day of March, 2005


     BETWEEN:

                   CHRIS CRADDOCK, of the City of North Vancouver, in the Province of British Columbia.

                   (hereinafter referred to as the "Consultant")

                                                               OF THE FIRST PART

     AND:

                   KEEWATIN WINDPOWER CORP, a corporation carrying on business under the jurisdiction of the State of Nevada Corporations Act, and having its head office in North Vancouver, BC Canada.

                   (hereinafter referred to as the "Corporation")

                                                              OF THE SECOND PART


     WHEREAS the Corporation wishes to retain the services of the Consultant to provide the services hereunder described during the terms hereinafter set out;

     NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the parties agree as follows:

1. TERM

     The Corporation shall employ the Consultant for a period of six months commencing on March 1, 2005 and continuing thereafter on a month to month basis until this Agreement is terminated in accordance with paragraph 8.

2. DUTIES

     The Consultant shall serve the Corporation and any subsidiaries of the Corporation in such capacity or capacities and shall perform such duties and exercise such powers pertaining to the management and operation of the Corporation and any subsidiaries and associates of the Corporation as may be determined from time to time by the board of directors of the Corporation,

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provided that same are consistent with the position of a senior executive of the
Corporation. Provided further and without limiting the foregoing, the Consultant shall:

     a. devote his time and attention and his best efforts to the business and affairs of the Corporation;

     b. perform those duties that may reasonably be assigned to the Consultant diligently and faithfully to the best of the Consultants abilities and in the best interest of the Corporation; and

     c. use his best efforts to promote the interests and goodwill of the Corporation.

3. REPORTING PROCEDURES

     The Consultant shall report to the Board of Directors of the Corporation. The Consultant shall report fully on the management, operations and business affairs of the Corporation and advise to the best of his ability and in accordance with reasonable business standards on business matters that may arise from time to time during the term of this Agreement.

4. REMUNERATION

     The annual salary payable to the Consultant for the performance of his services hereunder for the term of this Agreement shall be USD $2,500 per month. Any increase in the monthly salary payable to the Consultant for the performance of his services hereunder for each successive term or any annual renewal of this Agreement, exclusive of bonuses, benefits and other compensation, shall be within the discretion of the board of directors of the Corporation. The salary payable to the Consultant pursuant to the provisions of this section 4 shall be payable in monthly instalments in advance on the 1st day of each month or in such other manner as may be mutually agreed upon, less, in any case, any deductions or withholdings required by law.

5. FURTHER SALARY ADJUSTMENTS

     The Corporation and the Consultant shall review, on a quarterly basis, the Consultant's salary, and bonus entitlement, if any, provided that there shall be no change in the Consultant's salary unless agreed to in writing by the parties.

6. VACATION

     The Consultant shall be entitled to four weeks' paid vacation per fiscal year of the Corporation at a time convenient to the Corporation and the Consultant taking into account the business requirements of the Corporation and the need for the timely performance of the Consultant's responsibilities.

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7. EXPENSES

     The Consultant shall be reimbursed for all reasonable travel and other out-of-pocket expenses actually and properly incurred by the Consultant from time to time in connection with carrying out his duties hereunder. For all such expenses the Consultant shall furnish to the Corporation originals of all invoices or statements in respect of which the Consultant seeks reimbursement.

8. TERMINATION

a.   For Cause

     The Corporation may terminate the employment of the Consultant for cause, without notice or any payment in lieu of notice, only if:

     i. the Consultant is convicted of a criminal offence involving fraud or dishonesty in respect of the Corporation; or

     ii. the Consultant disobeys reasonable instructions given in the course of his employment by the board of directors of the Corporation that are consistent with the Consultant's management position. In such a case, at the request of the board of directors, the Consultant shall attend at the next meeting of the board of directors. At that time, the
          Consultant shall give reason for his failure to perform the instructions of the board of directors. The Consultant may then be directed to carry out the instructions of the board of directors within no less than 15 days, such term may be extended by the Board of Directors to whatever reasonable term the board of directors (the "Period"). If at the end of the Period, the Consultant has failed to perform the instructions of the board of directors, a board of directors meeting will be called, and the board of directors will be deemed to have sufficient grounds to terminate the employment of the Consultant for cause.

b.   For Disability/Death

     The Agreement may be immediately terminated by the Corporation by notice to the Consultant, if the Consultant becomes permanently disabled if in any year during the employment period, because of ill health, physical or mental disability, or for other causes beyond the control of the Consultant, the Consultant has been continuously unable, as determined by two independent physicians of at least ten years' experience who are members in good standing of the Royal College of Physicians and Surgeons of Canada, to perform his duties for 180 consecutive days, or if, during any year of the employment period, the Consultant has been unable, determined as set out above, to perform his duties for a total of 270 days, consecutive months during the employment period. This Agreement shall terminate without notice or payment in lieu thereof upon the death of the Consultant.

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c.   Voluntary

     The Consultant shall give to the Board of the Corporation no less than 30 days notice in writing should the Consultant resign during the term.

9. SEVERANCE PAYMENTS

a.   Upon termination of the Consultant's employment:

     i.   for cause pursuant to paragraph 11(a);

     ii.  by the voluntary termination of employment of the Consultant; or

     iii. by the non-renewal of this Agreement;

     the Consultant shall not be entitled to any severance payment other than compensation earned by the Consultant before the date of termination calculated pro rata up to and including the date of termination.

b. If the Consultant's employment is terminated for any reason other than the reasons set forth in subsection 8(a), the Consultant shall be entitled to receive six month's salary at the then applicable base salary rate.

c. If the Consultant's employment is terminated as a result of the permanent disability of the Consultant and the Consultant is thereafter in receipt of disability insurance benefits, the Consultant shall be entitled to receive, within 30 days of the date of such cessation of such disability hereunder, the payment set out in subsection 9(a) hereof. In the event that the Consultant is disentitled from disability insurance benefits, he shall be entitled to receive, within 30 days of receiving notice of disentitlement, the payment set out in subsection 9(a) hereof. The Consultant agrees to reasonably comply with all requirements necessary for the Corporation to obtain disability insurance for the term of this Agreement.

10. CONFIDENTIALITY

     The Consultant acknowledges and agreed that:

     a. in the course of performing his duties and responsibilities as an officer of the Corporation, he has had and will continue in the future to have access to and has been and will be entrusted with detailed confidential information and trade secrets (printed or otherwise) concerning past, present, future and contemplated products, services, operations and marketing techniques and procedures of the Corporation and its subsidiaries, including, without limitation, information relating to clients, customers, suppliers and employees of the Corporation and its subsidiaries (collectively, "Trade Secrets"), the disclosure of any of which to competitors of the Corporation or to the

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          general public, or the use of same by the Consultant or any competitor of the Corporation or any of its subsidiaries, would be highly detrimental to the interests of the Corporation;

     b. in the course of performing his duties and responsibilities for the Corporation, the Consultant has been and will continue in the future to have significant responsibility for maintaining and enhancing the goodwill of the Corporation with such customers, clients and suppliers and would not have, except by virtue of his employment with the Corporation, developed a close and direct relationship with the customers, clients and suppliers of the Corporation;

     c. the Consultant, as an officer of the Corporation, owes fiduciary duties to the Corporation, including the duty to act in the best interest of the Corporation; and

     d. the right to maintain the confidentiality of the Trade Secrets, the right to preserve the goodwill of the Corporation and the right to the benefit of any relationships that have developed between the
          Consultant   and  the  customers,   clients,   and  suppliers  of  the
          Corporation  by  virtue  of  the  Consultant's   employment  with  the
          Corporation constitute proprietary rights of the Corporation, which the Corporation is entitled to protect.

     In acknowledgement of the matters described above and in consideration of the payments to be received by the Consultant pursuant to this Agreement, the Consultant hereby agrees that he will not, during the term of this Agreement or after termination thereof for any reason whatsoever, directly or indirectly disclose to any person or in any way make use of (other than for the benefit of the Corporation), in any manner any of the Trade Secrets, provided that such Trade Secrets shall be deemed not to include information that is or becomes generally available to the public other than as a result of disclosure by Consultant.

11. NON-SOLICITATION

     The Consultant hereby agrees that he will not, either during his employment by the Corporation or for two years following termination of his employment by the Corporation for whatever reason, be a party to or abet any solicitation of existing customers, clients or suppliers of the Corporation or any of its subsidiaries, to transfer business from the Corporation or any of its subsidiaries to any other person, or seek in any way to persuade or entice any employee of the Corporation or any of its subsidiaries to leave that employment or to be a party to or abet any such action.

12. NON-COMPETITION

     The Consultant hereby agrees that he will not, either during his employment by the Corporation, or for 12 months following termination of his employment by the Corporation for whatever reason, directly or indirectly carry on, be engaged

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in or  employed by or have an interest  in, a business  in Canada  which  offers services or sells products that compete with the services and products

13. CONFLICT OF INTEREST

     During the employment period, the Consultant shall promptly disclose to the board of directors full information concerning any interest, direct or indirect, of the Consultant (as owner, shareholder, partner, lender or other investor, director, officer, employee, consultant or otherwise) or any member of his family in any business that is reasonably known to the Consultant to purchase or otherwise obtain services or products from, or to sell or otherwise provide services or products to the Corporation or to any of its suppliers or customers.

14. RETURN OF MATERIALS

     All files, forms, brochures, books, materials, written correspondence, memoranda, documents, manuals, computers and related hardware, computer disks, software products and lists (including lists of customers, suppliers, products and prices) pertaining to the business of the Corporation or any of its subsidiaries and associates that may come into the possession or control of the Consultant shall at all times remain the property of the Corporation or such subsidiary or associate, as the case may be. On termination of the Consultant's employment for any reason, the Consultant agrees to deliver promptly to the Corporation all such property of the Corporation in the possession of the Executive or directly or indirectly under the control of the Consultant. The Consultant agrees not to make for his personal or business use or that of any other party, reproductions or copies of any such property or other property of the Corporation.

15. GOVERNING LAW

     This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia.

16. NO ASSIGNMENT

     The Consultant may not assign, pledge or encumber the Consultant's interest in this Agreement nor assign any of the rights or duties of the Consultant under this Agreement without the prior written consent of the Corporation.

17. SUCCESSORS

     This Agreement shall be binding on and enure to the benefit of the successors and assigns of the Corporation and the heirs, executors, personal legal representative and permitted assigns of the Consultant.

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18. NOTICES

     Any notice or other communications required or permitted to be given hereunder shall be in writing and either delivered by hand or mailed by prepaid registered mail. At any time other than during a general discontinuance of postal service due to strike, lock-out or otherwise, a notice so mailed shall be deemed to have been received three business days after it is so delivered. If there is a general discontinuance of postal service due to strike, lock-out or otherwise, a notice sent by prepaid registered mail shall be deemed to have been received five business days after the resumption of postal service. Notices shall be addressed as follows:

     a.   If to the Corporation:

          Keewatin Windpower Corp.
          Suite 44, 1294 Emery Place
          North Vancouver, British Columbia
          Canada V7J 1R3

     b.   If to the Consultant:

          Chris Craddock
          Suite 44, 1294 Emery Place
          North Vancouver, British Columbia
          Canada V7J 1R3

     IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above written.

                                           KEEWATIN WINDPOWER CORP.

/s/ Chris Craddock                         per: /s/ Chris Craddock
---------------------                          --------------------------
Chris Craddock                                 Authorized Signatory

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